Exhibit 24
POWER OF ATTORNEY
Each director and/or officer of Air Transport Services Group, Inc. (the “Company”) whose signature appears below hereby appoints W. Joseph Payne as the undersigned’s attorney to sign, in the undersigned’s name and on behalf of each such director and/or officer and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Registration Statement on Form S-8 (the “Registration Statement”) and likewise to sign and file with the Commission any and all amendments thereto, including any and all exhibits and other documents required to be included therewith, to register under the Securities Act of 1933, as amended, the shares of common stock, $0.01 par value, of the Company to be offered under the Air Transport Services Group, Inc. 2015 Long-Term Incentive Plan, and the Company hereby also appoints W. Joseph Payne as its attorney-in-fact with like authority to sign and file the Registration Statement and any amendments thereto, granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute or substitutes may do by virtue hereof. This Power of Attorney may be signed in counterparts, all of which when taken together shall constitute a single document.
IN WITNESS WHEREOF, each of the undersigned has executed this instrument, or a counterpart to this instrument, to be effective as of February 23, 2016.

Signature	Title
/s/ Richard M. Baudouin	Director
Richard M. Baudouin
/s/ Joseph C. Hete	President, Chief Executive Officer and Director
Joseph C. Hete
/s/ Arthur J. Lichte	Director
Arthur J. Lichte
/s/ Randy D. Rademacher	Director
Randy D. Rademacher
/s/ J. Christopher Teets	Director
J. Christopher Teets
/s/ Jeffrey J. Vorholt	Director
Jeffrey J. Vorholt